                                                                      Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                 Three Months                  Six Months
                                                                                    Ended                        Ended
                                                                                   June 30,                    June 30,
                                                                             -------------------           -----------------
                                                                             1994           1993           1994          1993
                                                                             ----           ----           ----          ----
Computation for Statements of Consolidated
- - ------------------------------------------
Income ($ in millions)
- - ----------------------

Income (loss) before cumulative effect of accounting change . . . .          47.8          (2.6)          188.0         137.2
Cumulative effect of change
  in accounting for postemployment benefits . . . . . . . . . . . .             -             -            (5.6)            -

- - ------------------------------------------------------------------------------------------------------------------------------

Net Income (Loss) . . . . . . . . . . . . . . . . . . . . . . . . .          47.8          (2.6)          182.4         137.2

- - ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock
 (based on average shares outstanding ($)
Before cumulative effect of accounting change . . . . . . . . . . .          0.95         (0.06)           3.72          2.71
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- - ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) on common stock . . . . . . . . . . . . . . . . . .          0.95         (0.06)           3.61          2.71
==============================================================================================================================

- - ------------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
- - ------------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,559        50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               4             4

- - ------------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,563        50,563          50,563        50,563

==============================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,599        50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               4             4

- - ------------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,563        50,563          50,563        50,563

==============================================================================================================================
Earnings (loss) per share of common stock
 as adjusted:
Before cumulative effect of accounting change . . . . . . . . . . .          0.95         (0.06)           3.72          2.71
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- - ------------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .          0.95         (0.06)           3.61          2.71
==============================================================================================================================
Earnings (loss) per common shares assuming full
 dilution:
Average common shares assuming full dilution ($)  . . . . . . . . .          0.95         (0.06)           3.61          2.71
==============================================================================================================================

Earnings (loss) per common shares assuming full
 dilution:
Before cumulative effect of accounting change . . . . . . . . . . .          0.95         (0.06)           3.72          2.71
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- - ------------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .          0.95         (0.06)           3.61          2.71

==============================================================================================================================


NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.